Exhibit 10.1

MASTER PURCHASE AGREEMENT

This MASTER PURCHASE AGREEMENT, dated as of July 11, 2008 (including all exhibits and schedules, this “Agreement”), is by and between Wells-DFH Timberland Nr.88 GmbH & Co. KG, a German closed end fund that will elect to be treated as partnership for U.S. tax purposes (the “Fund”), Deutsche Fonds Holding AG (“DFH”), a corporation organized under the laws of Germany, Wells Timberland Management Organization, LLC, a Georgia limited liability company (“Wells TIMO”) and Wells Timberland REIT, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company,” and, together with DFH, Wells TIMO and the Fund, the “Parties,” and each a “Party”).

WHEREAS, pursuant to the Company’s confidential offering memorandum, dated July 11, 2008 (together with all documents incorporated by reference therein, as well as all amendments, supplements and exhibits thereto, the “Offering Memorandum”) and the accompanying prospectus, dated December 14, 2007 (together with all amendments, supplements and exhibits thereto, and any new prospectus included in a post-effective amendment to the registration statement that includes such prospectus, the “Prospectus”), the Company is offering (the “Offering”) to the Fund up to 53,763,441 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”);

WHEREAS, pursuant to the terms and conditions applicable to the Offering, as described in the Offering Memorandum, the Prospectus, this Agreement, and each subscription agreement between the Fund and the Company, substantially in the form attached hereto as Exhibit A (each a “Subscription Agreement”), the Fund desires to subscribe to purchase shares of the Company’s Common Stock, from time to time, at a price per share of $9.30; and

WHEREAS, in making subscriptions for shares of the Company’s Common Stock, the Fund is relying and will rely upon the representations, warranties, covenants and agreements of the Company and Wells TIMO contained herein and confirmed in each Subscription Agreement, and, in considering and accepting the Fund’s subscription under each Subscription Agreement, the Company is relying and will rely upon the representations, warranties, covenants and agreements of the Fund and DFH contained herein and confirmed in each Subscription Agreement;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Subscription. The Fund may, from time to time, subscribe for shares of the Company’s Common Stock by entering into one or more Subscription Agreements with the Company, which Subscription Agreements shall set forth the number of shares that the Fund is subscribing for (the “Shares”), up to a maximum of 53,763,441 shares in the aggregate, and the aggregate purchase price for such Shares (the “Purchase Price”). The Parties shall make to each other and confirm the representations and warranties contained herein as of the date of each Subscription Agreement and as of each related Closing Date (as defined below). In the event of any conflict between the terms of a Subscription Agreement and this Agreement, the terms of the Subscription Agreement shall govern.

2. Closings. Each closing (each a “Closing”) and settlement of the Fund’s purchases of shares of the Company’s Common Stock shall occur on such dates as are mutually agreed upon by the Parties (each a “Closing Date”), and shall occur no later than the third business day following the acceptance of a Subscription Agreement by the Company. At each Closing, the Company shall confirm to the Fund that the Company’s transfer agent has reflected the Fund’s purchase and ownership of the Shares in the Company’s stock ledger maintained by such transfer agent, against payment by the Fund of the Purchase Price in good and immediately available funds by wire transfer or check in accordance with the Company’s instructions.

3. Representations and Warranties of the Company.

As of the date hereof and the date of each Subscription Agreement and each Closing, the Company and Wells TIMO hereby represent, warrant and agree to, and for the benefit of, the Fund as follows:

(a) The Offering Memorandum and the Prospectus (including any supplements) do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) All documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Sections 12, 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference into the Offering Memorandum and/or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

(c) Neither the Company nor any of its affiliates (as such term is defined in Rule 405 of the Securities Act, “Affiliates”) or any person acting on its or their behalf has engaged in any “directed selling efforts” within the meaning of Rule 902(c) of Regulation S (“Regulation S”), as promulgated under the Securities Act, with respect to the Shares.

(d) None of the Company or its Affiliates or any person authorized to act on its or their behalf has, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy, any security under circumstances that would require the registration of the Shares under the Securities Act.

(e) No registration of the Shares under the Securities Act is required for the purchase of the Shares by the Fund in the manner contemplated herein and in the Offering Memorandum and the Prospectus.

(f) (i) The Company (x) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum and the Prospectus, and to enter into and perform its obligations under this Agreement and each Subscription Agreement, (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ii) Each Subsidiary of the Company listed on Schedule 3(f)(ii) hereto (each a “Subsidiary” and together, the “Subsidiaries”) has been duly formed and is validly existing as a corporation, business trust, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum and the Prospectus, and is duly qualified to do business as a foreign corporation, business trust, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(g) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except as set forth on Schedule 3(g) hereto. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary of the Company.

(h) The capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Fund pursuant to this Agreement, will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Offering Memorandum and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or ownership interests in the Company are outstanding; all offers and sales of Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(i) The statements in the Offering Memorandum and the Prospectus, when read together with the documents incorporated by reference therein, under the headings “Legal Proceedings,” “Transfer Restrictions,” “Risk Factors—The Shares are subject to a voting agreement,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The Shares conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Prospectus.

(j) To the Company’s knowledge, there are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof,

required to be paid by the Company, Wells TIMO or its Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company or sale and delivery by the Company of the Shares.

(k) This Agreement and each applicable Subscription Agreement has been duly authorized, executed and delivered by the Company and Wells TIMO and constitutes a legally valid and binding obligation of the Company and Wells TIMO, enforceable against the Company and Wells TIMO in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder as may be limited by applicable law or policies underlying such law.

(l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Memorandum and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in each Subscription Agreement, other than such as will be made or obtained under the Securities Act, and those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(n) Neither the issuance and sale of the Shares nor the consummation of any other of the transactions contemplated herein or in each Subscription Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, franchise, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(o) Except with respect to the registration rights granted to the Fund pursuant to this Agreement and any other similar agreement between the Company and the Fund, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. In the event of a liquidation of the Company, a sale or merger of the Company, a sale of all or substantially all of the Company’s assets, or the listing of the Company’s Common Stock on a national securities exchange, the Shares will have the same rights, privileges and preferences as those rights, privileges and preferences of the shares of Common Stock purchased by the Company’s other stockholders, except (i) as described in this Agreement; (ii) as described in the Offering Memorandum; (iii) with respect to any limitations as may be imposed under German law; and (iv) with respect to any limitations contained in the Fund’s organizational documents.

(p) The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Offering Memorandum and the Prospectus (including any supplements) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements and schedules fairly present in all material respects, on the basis stated therein, the information included therein.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or any Subscription Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum and the Prospectus.

(r)(i) The Company or its Subsidiaries have fee simple title or insurable leasehold title to all of the properties described in the Offering Memorandum and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties” and individually, a “Property”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except those that are disclosed in the Offering Memorandum and the Prospectus or that do not materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary; (ii) except as otherwise set forth in the Offering Memorandum and the Prospectus, the mortgages and deeds of trust encumbering the Properties described in the Offering Memorandum and the Prospectus are not convertible into debt or equity securities of the Company and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is in default under any of the mortgages or deeds of trust, nor has an event occurred which with the delivery of notice and passing of a cure period would become a default under any mortgage or deed of trust that could reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any Subsidiary knows of any such condemnation or zoning change which is threatened and which, if consummated, would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Offering Memorandum and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vi) a Subsidiary holds a valid owner’s policy of title insurance for each Property insuring such Subsidiary as the fee title owner or the leasehold titleholder, and the Company and/or its Subsidiaries has the benefit of such title insurance policies; and (vii) neither the Company nor any of its Subsidiaries is in default under any ground lease, nor has an event occurred which with delivery of notice and passing of a cure period would become a default under any ground lease, except for such defaults or events that could not reasonably be expected to have a Material Adverse Effect.

(s) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t) Deloitte & Touche LLP, who have certified the Company’s financial statements and supporting schedules included in the Offering Memorandum and the Prospectus, and any document that is incorporated by reference therein, and delivered their reports with respect to the audited financial statements and schedules included in the Offering Memorandum and the Prospectus, are independent registered public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(u) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and except as disclosed in the Offering Memorandum and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(v) No material labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(w) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x) Except with respect to restrictive covenants contained in certain of the Company’s financing arrangements as set forth on Schedule 3(x) to this Agreement, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(y) The Company and its Subsidiaries (i) possess all valid and current licenses, certificates, permits and other authorizations issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses, except those the absence of which would not have a Material Adverse Effect; and (ii) have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Memorandum and the Prospectus, since the date of the Company’s most recent audited balance sheet, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa) The Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except, in the cases of each of clause (i) through (iii) above, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Offering Memorandum and the Prospectus. Neither the Company nor any of the Subsidiaries has, to its knowledge, been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Offering Memorandum and the Prospectus, to the knowledge of the Company, there have been no and are no (x) aboveground or underground storage tanks; (y) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (z) asbestos or asbestos containing materials; (xx) lead based paints; (yy) mold or other airborne contaminants; or (zz) dry-cleaning facilities in, on, under, or about any property owned by the Company or its Subsidiaries.

(bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, or any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Offering Memorandum and the Prospectus.

(cc) The Company has no “welfare plans” or “pension plans” within the meaning of Sections 3(1) and 3(2) of ERISA, respectively. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its Subsidiaries is in compliance with the currently applicable provisions of ERISA, except as could not reasonably be expected to have a Material Adverse Effect.

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including, without limitation, Section 402 related to loans, except such failures that could not reasonably be expected to have a Material Adverse Effect.

(ee) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for any such violations of the FCPA that could not reasonably be expected to have a Material Adverse Effect.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except those violations or actions, suits or proceedings that could not reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, which the Company knows to be for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions which could not reasonably be expected to have a Material Adverse Effect.

(ii) The statistical and market-related data included in the Offering Memorandum and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(jj) Except as described in the Offering Memorandum and the Prospectus, as of the date hereof, with respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws, except such deviations from any of clauses (i) through (v) above as would not reasonable be expected to have a Material Adverse Effect.

4. Representations and Warranties of the Fund.

As of the date hereof and the date of each Subscription Agreement and each Closing, the Fund hereby represents, warrants and agrees to, and for the benefit of the Company, as follows:

(a) The Fund acknowledges that it is not purchasing the Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-129651) that the Company filed with the Commission, relating to the Company’s concurrent public offering of up to 85,000,000 shares of Common Stock, and except with respect to the registration rights granted to the Fund pursuant to this Agreement and any other similar agreement between the Company and the Fund, that the Company presently has no intention to register the Shares under the Securities Act or the securities laws of any state or foreign jurisdiction. The Company is making this offer and sale of the Shares in reliance upon Regulation S. The Fund also acknowledges that the Company is availing itself of this exemption in reliance, in part, upon the Fund’s representations, warranties and agreements contained in this Agreement.

(b) The Fund has received a copy of the Offering Memorandum and the Prospectus and has considered carefully the information set forth therein, including, without limitation, the information set forth under the captions “Important Differences Between this Offering and Our Public Offering,” “Transfer Restrictions” and “Risk Factors.” The Fund acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company and the terms and conditions of the Offering, and, to the extent it believes necessary in light of its knowledge of the Company’s affairs, it has asked these questions and received satisfactory answers. The Fund further acknowledges that it has been provided with such due diligence and other materials as it has requested from the Company for purposes of making its investment decision.

(c) In considering an investment in the Shares, the Fund has retained and consulted, or has had the opportunity to retain and consult, with its own legal counsel, accountants, tax advisors, investment advisors and other third party professionals, and is not relying upon the Company, its affiliates or their respective officers, directors or third party representatives in making an investment decision with respect to the purchase of the Shares.

(d) The Fund is not a “U.S. person,” as defined under Rule 902(k) of Regulation S, nor, to the best of its knowledge, is it acquiring the Shares for the account or benefit of any U.S. person.

(e) The Fund understands that, pursuant to U.S. securities laws, it may not (a) sell, transfer or dispose of the Shares to any person or entity, other than (i) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, (ii) pursuant to another exemption from registration under the Securities Act (for example, pursuant to a transaction by any person other than an issuer, underwriter, or dealer, as contemplated by Section 4(1) of the Securities Act, or pursuant to the safe harbor provisions for such resales provided by Rule 144 (as defined below)) or (iii) pursuant to an effective registration statement under the Securities Act, or (b) engage in any hedging or other transactions involving the Shares unless in compliance with the Securities Act.

(f) The Fund acknowledges that the sale of the Shares is being made pursuant to the Offering Memorandum and the accompanying Prospectus. The Fund has received and carefully read the Offering Memorandum, the Prospectus and this Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties, and agreements that it makes by signing this Agreement and the limitations that apply to its resale of the Shares.

(g) The Fund has no present intention of reselling the Shares, or any direct or indirect interest therein, to any parties who are U.S. persons, or of effecting a “distribution” (as such term is defined in the Securities Act) of the Shares in violation of U.S. securities laws. The Fund’s sale of ownership interests in the Fund to third parties has been made in a manner consistent with Regulation S.

(h) The Fund is familiar with the business in which the Company is or will be engaged, and, based upon its knowledge and experience in financial and business matters, it is (i) familiar with the investments of the type that it is undertaking to purchase in this Agreement; (ii) fully aware of the problems and risks involved in making an investment of this type; and (iii) capable of evaluating the merits and risks of this investment.

(i) The Fund can financially bear the economic risk of this investment, including the ability to hold the Shares for an indefinite period or to bear a complete loss of this investment.

(j) The principal office of the Fund is at the address shown under the signature on the signature page of this Agreement.

(k) Argentum Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of Germany, as the sole limited partner, and DFH Parata Nr. 2 GmbH, a limited liability company organized under the laws of Germany, as the general partner, formed DFH Posteritas Nr. 2 GmbH & Co. KG, which is to be renamed Wells-DFH Timberland Nr.88 GmbH & Co. KG.

(l) The Fund is aware of the Company’s fee structure that is applicable to the proceeds received by the Company in respect of the Fund’s purchase of the Shares, as contemplated by the Offering Memorandum, the Prospectus and the Amended and Restated Advisory Agreement, dated and effective as of the date of the Fund’s initial purchase of Shares from the Company, by and between the Company, Wells Timberland Operating Partnership, L.P., and Wells TIMO.

(m) The Fund understands as follows:

(1) The Fund may not be able to resell the Shares under Rule 144; if the Fund were able to resell the Shares under Rule 144, the Fund likely would be able to resell the Shares in limited amounts and in accordance with the other terms and conditions of Rule 144; and in connection with any resale of the Shares by the Fund that Rule 144 does not permit, the Fund must comply with some other registration exemption.

(2) Except with respect to the registration rights granted to the Fund pursuant to this Agreement and any other similar agreements between the Company and the Fund, the Company has no obligation to register the Shares or to comply with the conditions of Rule 144 or to take any other action necessary in order to make available any exemption for the resale of the Shares without registration.

(3) The Company has entered into an agreement with its transfer agent, Wells Capital, Inc., pursuant to which the Company has given stop transfer instructions to the transfer agent to note on the Company’s appropriate records words to the effect that the Shares may not be transferred out of the Fund’s name unless (x) the proposed transferee completes and delivers to the Fund the Questionnaire attached hereto as Exhibit B, (y) the proposed transferee enters into an agreement with the Company containing substantially the same representations, warranties and covenants contained in this Agreement, and (z) the proposed transfer of Shares otherwise complies with applicable securities laws, and those laws applicable to the Company’s ability to elect and maintain REIT status.

(4) The Company will not issue physical certificates for the Shares. Instead, the Shares will be recorded on the books and records of the Company. The form of Notice to Stockholders of Issuance of Uncertificated Shares of Common Stock, as mandated by Maryland General Corporation Law, is attached hereto as Exhibit C.

(n) The Fund has reviewed the Company’s Charter and understands that Section 6.1 of the Charter imposes various restrictions on the ownership of shares of the Company’s capital stock. (Capitalized terms used but not defined in this paragraph (n) of this Agreement have the meanings ascribed to them in the Charter). Pursuant to Section 6.1 of the Charter, (a) no Person shall Beneficially Own or Constructively Own Shares in excess of 9.8% in value of the outstanding Shares, (b) no Person shall Beneficially Own or Constructively Own more than 9.8% in value or number, whichever is more restrictive, of the outstanding Common Shares and (c) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder (the “Ownership Limits”). The Fund understands the Ownership Limits, and the definitions of Beneficial Ownership and Constructive Ownership, including, without limitation, the references to various Sections of the U.S. Internal Revenue Code under which Shares owned or treated as owned by one Person may be attributed to another Person. The Fund understands that the number of Shares that it is agreeing to purchase in this Agreement would, at this time, exceed the Ownership Limits. In order to induce the Company’s Board of Directors to waive the application of the Ownership Limits to the Fund’s purchase and ownership of the Shares, and to grant the Fund an Excepted Holder Limit permitting the Fund to purchase up to 53,763,441 Shares, which has been granted pursuant to the Letter attached hereto as Exhibit D, the Fund hereby makes the following representations and covenants to, and for the benefit of, the Company:

(1) No individual within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h)(3)(A) will at any time Beneficially Own or Constructively Own more than 9.8% of the equity interests in the Fund. The Fund will not permit transfers of equity interests in the Fund (or issue additional interests in the Fund or redeem interests in the Fund) that result in any individual within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h)(3)(A) Beneficially Owning or Constructively Owning more than 9.8% of the equity interests in the Fund.

(2) The Fund does not and will not actually or Constructively Own equity interests, or rights to acquire equity interests, in any Person other than the Company.

(3) In the event of an audit or investigation of the Company’s qualification as a REIT for U.S. federal income tax purposes, the Fund will make its ownership records available to the Company upon reasonable request by the Company and will, if requested, send letters to record holders of equity interests in the Fund requesting information on the Beneficial Ownership and Constructive Ownership of such interests. Upon reasonable request from the Company from time to time, the Fund will confirm that all of the representations in this paragraph (o) remain accurate and that it has complied with the covenants in this paragraph (o).

(4) The Fund acknowledges that the representations and covenants in this paragraph (n) will continue as long as the Fund owns Shares in excess of the Ownership Limit. The Fund acknowledges that, if any of the representations in this paragraph (n) are or become inaccurate, or if there is any violation of any of the covenants in this paragraph (n), then the Excepted Holder Limit granted to the Fund will not apply, with the consequences provided for in the Charter.

(5) The Fund understands that Persons who Beneficially Own or Constructively Own Shares other than through the Fund remain subject to the Ownership Limit.

(o) The Fund represents and warrants that none of its management, directors, affiliates or, to the knowledge of the Fund (including its general partner, managing limited partner and their respective principals), owners of interests in the Fund, is a person or entity on the U.S. Specially Designated Nationals List or otherwise subject to sanctions under regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(p) The Fund understands that the Company may and will rely upon the representations, warranties, covenants and agreements set forth in this Agreement in determining whether to sell the Shares to the Fund, and that the Company is justified in such reliance. Neither the Fund nor DFH is aware of any fact or circumstance that would render any of the representations, warranties, covenants and agreements contained in this Agreement to be incorrect or inaccurate, or to form a basis for the Company not to rely thereupon.

5. Representations and Warranties of DFH. DFH represents and warrants that it is in compliance with that certain confidentiality agreement, dated as of June 16, 2008, by and between DFH and the Company.

6. Conditions to Closing of the Fund.

The obligation of the Fund to consummate the purchase of the Shares and the other transactions contemplated by this Agreement and each Subscription Agreement is subject to the fulfillment or written waiver by the Fund prior to Closing of each of the following conditions:

(a) Each representation and warranty of the Company and Wells TIMO set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement, as of the date of each Subscription Agreement and each Closing Date as though made on and as of each such date (except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Fund shall have received a certificate from the Company and Wells TIMO, dated as of the Closing Date, to such effect. The certificate shall be signed by an authorized officer of the Company and Wells TIMO.

(b) The Company and Wells TIMO shall have performed in all material respects each obligation required to be performed by them under this Agreement and each Subscription Agreement at or prior to each Closing, and the Fund shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of the Company and Wells TIMO to such effect.

(c) The Company shall have provided a certificate to the Fund, executed by an authorized officer of the Company, certifying that the Company’s Board of Directors has granted to the Fund an exemption from the ownership limitation contained in Section 6.1 of the Company’s Charter.

(d) On or before the initial Closing, the Fund shall have received the (i) written opinion of Alston & Bird LLP, counsel to the Company, in form and substance reasonably satisfactory to the Fund, as to the matters set forth on Exhibit E hereto, (ii) the written tax opinion of Alston & Bird LLP, counsel to the Company, in form and substance reasonably satisfactory to the Fund, as to the matters set forth on Exhibit F hereto, and (iii) the written opinion of Venable LLP, Maryland counsel to the Company, in form and substance reasonably satisfactory to the Fund, as to the matters set forth on Exhibit G hereto. Each such opinion shall be confirmed by the party rendering such opinion as of each Closing Date.

7. Conditions to Closing of the Company.

The obligation of the Company to consummate the sale of the Shares and the other transactions contemplated by this Agreement and each Subscription Agreement is subject to the fulfillment or written waiver by the Company prior to Closing of each of the following conditions:

(a) Each representation and warranty of the Fund and DFH set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement, as of the date of each Subscription Agreement and each Closing Date as though made on and as of each such date (except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate from each of the Fund and DFH, dated the Closing Date, to such effect. The Fund certificate shall be signed on behalf of the Fund by authorized officers of Wells-DFH Verwaltungsgesellschaft Nr.88 mbH, as the General Partner of the Fund and the certificate of DFH shall be signed by authorized officers of DFH.

(b) The Fund and DFH shall have performed in all material respects each obligation required to be performed by them under this Agreement and each Subscription Agreement at or prior to each Closing, and the Company shall have received a certificate, dated as of each Closing Date, from each of the Fund and DFH to such effect. The Fund certificate shall be signed on behalf of the Fund by authorized officers of Wells-DFH Verwaltungsgesellschaft Nr.88 mbH, as the General Partner of the Fund and the certificate of DFH shall be signed by authorized officers of DFH.

(c) The Fund shall have executed and delivered the form of irrevocable proxy attached hereto as Exhibit H to the Company on or prior to the first Closing Date.

8. Initial and Continuing Obligations of the Fund.

(a) The Fund shall provide certain compliance, recordkeeping and other administrative services (the “Services”) to Wells TIMO in connection with the Offering. The Services shall include the following:

(1) The Fund agrees to collect from each equity owner of the Fund (each an “Equity Owner” and, collectively, the “Equity Owners”) certain information with respect to such Equity Owner as set forth on the Regulatory Compliance Requirements Questionnaire (the “Questionnaire”), a form of which is attached hereto as Exhibit B. The Fund shall deliver the Questionnaires to Wells TIMO at or within 10 business days after the Closing;

(2) The Fund shall deliver to Wells TIMO within 10 business days after the execution of this Agreement a Regulatory Compliance Statement, a form of which is attached hereto as Exhibit I;

(3) The Fund shall deliver to Wells TIMO, within 15 business days after the end of each calendar quarter ending on March 31st, June 30th, September 30th, and December 31st of each year, commencing on September 30, 2008, a Quarterly Compliance Statement, a form of which is attached hereto as Exhibit J;

(4) The Fund shall deliver to Wells TIMO, on an annual basis, and not later than April 1st of each year, an Annual Compliance Statement, a form of which is attached hereto as Exhibit K.

(5) In addition to the services set forth in (i) through (iv) above, to the extent that the Company requires additional information regarding the Fund or its Equity Owners, the Fund shall, upon Wells TIMO’s request, use its commercially reasonable efforts to promptly assist Wells TIMO in complying with all applicable United States laws relating to the Fund’s purchase, holding or disposal of the Shares, by delivering to Wells TIMO and subject to any limitations imposed on DFH or the Fund by German or European Union laws, by assuring that Wells TIMO is allowed to use for any legal purpose, any information relating to the Fund or its Equity Owners that may be required by Wells TIMO in order to complete and timely file any reports required by the U.S. Department of Commerce pursuant to the International Investment and Trade Services Survey Act (“IITSSA”), the U.S. Department of Agriculture pursuant to the Agricultural Foreign Investment Disclosure Act (“AFIDA”) or any other applicable federal or state reporting or monitoring program in existence. In consideration for any additional requests made pursuant to this Section 8(a)(v), Wells TIMO shall reimburse the Fund or DFH, as the case may be, its actual out of pocket expenses.

(b) The Fund warrants that it will not issue shares of the Fund to any prospective equity owner identified on the U.S. Specially Designated Nationals List as administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”), as amended from time to time, or is otherwise subject to country-specific embargo or sanctions under any regulations administered by OFAC, including, but not limited to, OFAC sanctions against Cuba, Iran, Syria, North Korea, Myanmar (formerly known as Burma) and Sudan.

9. Covenants of the Fund.

(a) Voting Agreement. As a condition to purchasing the Shares in the Offering, the Fund agrees to the following voting agreement in respect of the Shares:

(1) For so long as the Fund owns 50.0% or more of the Company’s total outstanding shares of Common Stock, the Company will vote the Fund’s Shares in a manner that supports the vote cast by the Company’s other stockholders. Specifically, the Company will vote the Fund’s Shares for or against any matter upon which a stockholder vote is required in proportion to the number of votes cast for or against such matter by the Company’s other stockholders.

(2) During the period beginning on the date when, for the first time, the Fund owns less than 50.0% of the Company’s total outstanding shares of Common Stock (such date, the “Minority Ownership Date”), and ending on the date that is the earlier of (1) the date when, for the first time, the Fund owns less than 30.0% of the Company’s total outstanding shares of common stock, or (2) the date that is the three year anniversary of the Minority Ownership Date (such date, the “Termination Date”), the Company will continue to vote the Fund’s Shares in a manner that supports the vote cast by the Company’s other stockholders in respect of the following matters:

a. the election of directors to the Company’s Board of Directors;

b. the ratification of the Company’s independent auditors;

c. any proposed amendment to the Company’s Charter that is not material to the Fund’s interests as a stockholder of the Company and/or that is necessary or appropriate to ensure that the Company’s Charter complies with the regulatory requirements or comments of the Commission, the Financial Industry Regulatory Authority, any of the States or other jurisdictions in which the Company sells, or seeks to sell, any of its securities, or the applicable policies and guidelines of the North American Securities Administration Association (“NASAA”) (including, without limitation, the NASAA Statement of Policy Regarding Real Estate Investment Trusts); and

d. any other matters the outcome of which could not reasonably be expected to have a material and adverse effect on the Fund’s interests as a stockholder of the Company. With respect to all other matters, the Fund shall be entitled to freely vote its Shares.

(3) This voting agreement will terminate upon the earlier to occur of (1) the Termination Date, or (2) July 31, 2013.

(4) This voting agreement is coupled with an interest (i.e. the agreements, relationship, and financial interests in the transactions, contemplated by the Offering Memorandum, the Prospectus. this Agreement and each Subscription Agreement) and an irrevocable proxy, which is attached hereto as Exhibit H, and which must also be signed by the Fund in order for the Company to properly consider and, if the Company desires, accept, a Subscription Agreement.

(b) Standstill. The Fund covenants and agrees that, for so long as the Fund owns Shares that represent 30% or more of total issued and outstanding shares of the Company’s Common Stock, and unless such shall have been specifically invited in writing by the Company, neither the Fund (including its general partner, managing limited partner and their respective principals) nor any of its directors or officers will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect or cause any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its Subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company, (b) form or join in a “group” (as defined under the Exchange Act), (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. The Fund also agrees during such period not to request the Company (or its directors, officers, employees, advisors or agents), directly or indirectly, to amend or waive any provision of this paragraph (c) (including this sentence). Notwithstanding the foregoing, this Section 9(b) shall not prohibit the Fund from passively participating in any of the events set forth in (a) though (e) above, so long as (i) the Fund is not in any way involved in initiating or soliciting other commitments in support of any such events, and (ii) the Fund’s activities with respect thereto are limited solely to considering the proposed action and electing to participate or not participate in such action.

(c) Prior to making available to prospective investors in the Fund any offering materials (whether in printed, electronic or other format, “Offering Materials”), the Fund shall first obtain the Company’s express approval of such Offering Materials, as well as any amendments thereof or supplements thereto; provided, however, that the Company’s approval shall not be unreasonably withheld, and shall be focused solely on compliance with the Commission’s Regulation FD; provided further, that the Fund shall be permitted to use of all or any part of the Offering Memorandum in the preparation of the Fund’s Offering Materials.

10. Covenants of the Company.

(a) The Company hereby agrees and covenants that it shall use commercially reasonable efforts to cause the Company to be organized and operated in a manner so that the Company will qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009.

(b) The Company hereby agrees and covenants that it shall, to the extent necessary, grant an Excepted Holder Limit to any transferee of the Fund’s Shares, provided that such transferee makes the representations required pursuant to Section 6.1.7(a) of the Charter.

(c) The Company, or Wells TIMO on the Company’s behalf, shall pay to DFH a distribution fee at each Closing in consideration for procuring the Fund and indirectly the Equity Owners as investors in connection with this Offering equal to 1% of the Purchase Price.

(d) In the event of any liquidation or dissolution of the Company, any sale, exchange or disposition of all or substantially all of the Company’s assets in a single transaction or a series of transactions, a merger of the Company with or into any other person, or any listing of the Company’s Common Stock on any nationally or internationally recognized securities exchange, the Company and TIMO hereby covenant to use their reasonable best efforts to take such actions as necessary, including (x) registering of the resale of the Shares with the Commission and all other securities commissions or similar bodies and (y) publicly disseminating any material non-public previously provided to DFH that could prevent the Fund from being able to dispose of the Shares, in order to provide the holders of the Shares with the same rights, privileges and preferences of the shares of Common Stock purchased by the Company’s other stockholders, except (i) with respect to any limitations as may be imposed on the Fund under the internal laws of Germany and (ii) with respect to any limitations contained in the Fund’s organizational documents. The Company covenants and agrees that it shall bear the expenses in connection with registering the resale of the Shares with the Commission.

11. Indemnification.

(a) The Company and Wells TIMO, jointly and severally, agree to indemnify, defend and hold harmless the Fund and its directors and officers and any person who controls the Fund, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or any such controlling person may incur under the Securities Act, the Exchange Act, Regulation FD, or otherwise, insofar as such loss, expense, liability or claim arises out of, results from, or is based upon, either directly or indirectly, (i) any breach of the representations, warranties or covenants by the Company or Wells TIMO set forth herein, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or Prospectus (or any amendment or supplement thereto by the Company and Wells TIMO), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation of Regulation FD by the Company, Wells TIMO or the Fund or any of their respective affiliates relating to or arising out of the Offering or the public offering contemplated by the Prospectus; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Wells TIMO by the Fund or its representatives, or (y) the willful misconduct or gross negligence of the Fund.

12. Miscellaneous.

(a) Survival of Representations and Warranties. The representations and warranties of the Company and the Fund contained in this Agreement and each Subscription Agreement will survive the respective Closing until the later of the third anniversary of such Closing or the expiration of the applicable statute of limitations. Each covenant hereunder shall survive in accordance with its terms.

(b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 12(b) AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. EACH PARTY HEREBY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS IN THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 12(c). Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

(c) Notice. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the Parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Company:

Wells Timberland REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attention: Kevin D. Race

Facsimile: 1-404-705-2333

With a copy (which shall not constitute notice) to:

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Attention: Mark C. Kanaly

Facsimile: 1-404-253-8390

If to the Fund:

Wells-DFH Timberland Nr. 88 GmbH & Co. KG

Kriegsbergstrasse 13

70174 Stuttgart

Germany

Attention: Alexander Bernth

Facsimile: 49 711 2845 401

With a copy (which shall not constitute notice) to:

Clifford Chance

Mainzer Landstrasse 46

60325 Frankfurt am Main

Frankfurt

Germany

Attention: Dr. Thomas Gasteyer and Klaus Weinand-Härer

Facsimile: 49 69 7199 4000

(d) Entire Agreement. This Agreement supersedes all prior and contemporaneous discussions and agreements, both written and oral, among the Parties with respect to the subject matter of this Agreement and constitutes the sole and entire agreement among the Parties to this Subscription Agreement with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, written or oral, with respect to the subject matter hereof.

(e) Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Subscription Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

(f) Amendment; Modification. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party to this Agreement.

(g) Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(h) Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or otherwise, all of which will constitute one and the same instrument.

(i) Headings. The headings in this Agreement are for convenience of reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

(j) Successors and Assigns; Assignment. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure of the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the Parties hereto. The Parties hereto may not assign any of their respective rights or interests in and under this Agreement without the prior express written consent of the other Party, and any attempted assignment without any such consent shall be void and without effect

(k) Severability. If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Agreement shall remain in full force and effect unaffected by such unenforceability, illegality or invalidity.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

Wells-DFH Timberland Nr.88 GmbH & Co. KG

By:	Wells-DFH Verwaltungsgesellschaft Nr.88 mbH As General Partner

By:	/s/ David Ruekel
Name:	David Ruekel
Title:	Managing Director

By:	/s/ Alexander Bernth
Name:	Alexander Bernth
Title:	Managing Director

Deutsche Fonds Holding AG

By:	/s/ Alexander Bernth
Name:	Alexander Bernth
Title:	Director

Wells Timberland REIT, Inc.

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President

Wells Timberland Management Organization, LLC

By:	/s/ Brian Davis
Name:	Brian Davis
Title:	Vice President